Exhibit 16.1
March 12, 2021

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Qumu Corporation’s statements included under Item 4.01(a) of its Form 8-K filed on March 12, 2021, and we agree with such statements concerning our firm.

Sincerely,

/s/ RSM US LLP